Exhibit 10.3

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

CALPIAN, INC.

SECURED SUBORDINATED PROMISSORY NOTE

$	Date:
,

Texas

FOR VALUE RECEIVED, Calpian, Inc., a Texas corporation (“Borrower” or “Company”), hereby promises to pay to                                         , a                                          (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of                      Thousand Dollars ($                    .00) (the “Loan”), together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

This Secured Subordinated Promissory Note (the “Note”) is executed and delivered in connection with that certain Note and Warrant Purchase Agreement by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented), of even date herewith, attached hereto and incorporated herein by reference (the “Note and Warrant Purchase Agreement”), and is one of a series of secured subordinated promissory notes that may be issued by the Company to multiple lenders participating in the Notes Offering, as defined in the Note and Warrant Purchase Agreement.

1. Principal Repayment. The outstanding principal amount of the Loan shall be payable in full two (2) years from the date first written above (“Maturity Date”), subject to the terms and limitations hereunder. The Borrower may prepay this Note in whole or in part at any time prior to the Maturity Date without the written consent of Lender, at Borrower’s sole discretion (a “Prepayment”). In the event of a Prepayment, Borrower shall pay Lender a Prepayment penalty, which shall be added to the principal of the Note (the “Prepayment Penalty”). The Prepayment Penalty shall be the lesser of (i) twelve months of Interest, or (ii) the amount of unpaid Interest payable under the Note if the Note were fully satisfied at the Maturity Date.

2. Interest Rate. Borrower further promises to pay interest on the sum of the unpaid principal balance of the Loan outstanding, from the date of this Note until all such principal amounts shall have been repaid in full. Interest shall be payable at the rate of Twelve Percent (12%) per annum, and shall be calculated on the basis of a 360-day year (“Interest”). Interest shall be due and payable in monthly installments on or before the 5th calendar day of the following month, with any remaining amounts payable on the Maturity Date, with the first month’s Interest installment due hereunder to be accrued and paid by Borrower to Lender with the second month’s Interest installment.

3. Place of Payment. All amounts of interest and principal payable hereunder shall be payable to Lender at the address it specifies to Borrower in writing.

4. Application of Payments. Any payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

5. Use of Proceeds. The proceeds from this Note shall be used by Borrower for the purpose of acquiring residual payment portfolios (the “Purpose”).

6. Secured Obligation. Subject to limitations under this Note as described in Section 8 below, Borrower hereby grants to Lender a first priority lien and security interest in, to and under all of the following assets of the Company (collectively, the “Collateral”):

(a) all accounts, accounts receivable, contract rights, general intangibles, chattel paper, notes, drafts, acceptances, and all other debts, obligations and liabilities in whatever form owing to Company from any person, firm, corporation or other legal entity whether now existing or hereafter arising or acquired;

(b) all now owned or hereafter acquired and wherever located goods, merchandise and other personal property which are held for sale or lease or to be furnished under contracts of service or held as raw materials, work in process or finished goods and supplies or materials used or consumed in Company’s business or used in connection with the manufacture, packing, shipping, advertising or furnishing of such goods;

(c) all now existing or hereafter acquired machinery, equipment, furniture and fixtures, including spare parts, replacements, substitutions, additions or accessions thereto, wherever located;

(d) all documents, policies and certificates of insurance and chooses in action, whether now or hereafter existing;

(e) all instruments, securities and cash owned by Company or in which Company has an interest, which now or hereafter are at any time in possession or control of Lender or in transit by mail or carrier to or from Lender or in the possession of any third party acting on Lender’s behalf, without regard to whether Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Lender has conditionally released the same;

(f) all books, records, ledger sheets and other records relating to the foregoing;

(g) all customer lists, purchase orders, contract rights, trademarks, trade names, copyrights, patents, processes, and all applications therefor, know-how, trade secrets, confidential information, goodwill, assumed names, and all other intellectual property; and

(h) all proceeds, products, offspring, rents and profits of the foregoing, including, without limitation, proceeds of insurance.

7. Other Liens. As of the date hereof, there are no other liens, claims, security interests or other encumbrances (“Liens”) attaching to the Collateral except for those in favor of this Note and other notes described entered into under the Note and Warrant Purchase Agreement.

At request of Lender, Borrower will join with Lender in executing one or more financing statements pursuant to the Uniform Commercial Code (the “Code”) in form satisfactory to Lender. Borrower hereby authorizes Lender to file a financing statement signed only by Lender in all places where necessary to perfect Lender’s security interest in the Collateral in all jurisdictions where such authorization is permitted by the Code. Borrower further agrees to immediately prepare all such financing statements and submit said statement to Lender. Without limiting the foregoing Borrower agrees that whenever the Code requires Borrower to sign a financing statement for filing purposes, Borrower hereby appoints Lender or any of Lender’s representatives as Borrower’s attorney and agent, with full power of substitution, to sign or endorse Borrower’s name on any such financing statement or other document and authorizes Lender to file such a financing statement in all places where necessary to perfect Lender’s security interest in the Collateral. A carbon, photographic or other reproduction of this Note or of a financing statement is sufficient as a financing statement. Upon full payment of all obligations under this Note, the Lien or charge created hereby or resulting herefrom, shall cease to exist and Lender shall file all termination statements requested by Borrower necessary to accomplish this purpose.

8. Subordination. Notwithstanding the foregoing, the Borrower agrees, and the Lender by its acceptance hereof likewise agrees, that the Note may be subordinated by the Borrower to Qualified Senior Indebtedness according to the terms outlined below. Lender agrees to enter into a subordination agreement for Qualified Senior Indebtedness according to standard industry terms and conditions. As used herein, “Qualified Senior Indebtedness” shall mean all indebtedness of the Borrower for money borrowed from any bank or other non-affiliated financial institution or investment group (including any indebtedness to any assignees thereof) whether now existing or hereafter arising, without limit as to amount, including, without limitation, all principal and interest (including such interest as may accrue after the initiation of bankruptcy proceedings), and all premiums, fees and expenses owing by the Borrower to any such parties in respect of Qualified Senior Indebtedness, so long as the such Qualified Senior Indebtedness carries (i) an aggregated interest rate of Ten Percent (10%) or less, aggregating all premiums, interest rates, fees, and expenses, and (ii) warrant coverage (if any) of no greater than 10% of the amount of Qualified Senior Indebtedness, a warrant term of not to exceed three years, and an exercise price of such warrants of no less than $1.00 per share of Common Stock.

9. Events of Default; Acceleration. If one or more of the following occurs (each an “Event of Default”):

(a) The Borrower shall be involved in financial difficulties as evidenced: (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect; (ii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11; (iv) by the entry of an order by a court of competent jurisdiction (A) by finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 120 days; (v) by the filing of a petition against the Borrower under said Title 11 which shall not be vacated within 120 days; or (vi) by its making an assignment for the benefit of, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

(b) The Borrower shall sell substantially all of its assets to an unaffiliated third party in one or more of a series of related transactions;

(c) the Borrower shall fail to make a payment of any installment of the outstanding principal or interest amount of this Note (whether by acceleration or otherwise) which failure or breach shall not be cured within 30 days after written notice thereof from the holder of this Note to the Borrower; or

(d) if the proceeds of the loan evidenced by this Note have been used other than for the Purpose.

then, and in any such event, and at any time thereafter, if any Event of Default shall be continuing, subject to Section 8, at the option of the holder of this Note upon written notice to the Borrower, the outstanding principal of any and all accrued but unpaid interest in respect of this Note shall be immediately due and payable upon delivery of such written notice, without presentment, demand, protest or any other notice of any kind being required, all of which are hereby expressly waived by the Borrower.

10. Due Authorization. The Borrower has the full power and authority to execute and deliver this Note and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery (or filing or adoption, as the case may be), and performance by the Borrower of this Note have been duly authorized by the Borrower. This Note is a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and by equitable principles in any action (legal or equitable) and by public policy.

11. Modification. This Note is being issued as one of a series of notes issued by the Borrower under the Notes Offering described in the Note and Warrant Purchase Agreement and any of the terms of this Note (including, without limitation, the Maturity Date, the rate of interest, and the subordination features) may be waived or modified only in writing, signed by the Borrower and holders of a majority in principal amount of all Notes issued by the Borrower in such Notes Offering described under the Note and Warrant Purchase Agreement.

12. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Any action brought to enforce or interpret this Note shall be brought in the courts located in Dallas County, Texas.

15. Transfers, Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof; provided, however, that the Lender may not, without the prior written consent of Borrower (such consent not to be unreasonably withheld and such consent not to be required if an Event of Default exists), assign, transfer or negotiate this Note to any Person. Any such transfer or assignment must be in full compliance with applicable securities laws.

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IN WITNESS WHEREOF, the Borrower and the Lender have duly executed this Secured Convertible Promissory Note as of the date first written above.

BORROWER:	LENDER:

CALPIAN, INC.

By:	By:
Harold Montgomery
Chief Executive Officer	Name:

Title:

Address: